News Release

Contact:	W. Michael Madden	SCR Partners
	President & COO	Jeff Black: (615) 760-3679
	(615) 872-4898	Tripp Sullivan: (615) 760-1104
IR@Kirklands.com

KIRKLAND’S REPORTS THIRD QUARTER 2014 RESULTS

NASHVILLE, Tenn. (November 20, 2014) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 39-week periods ended November 1, 2014.

Net sales for the 13 weeks ended November 1, 2014, increased 10.4% to $117.2 million compared with $106.1 million for the 13 weeks ended November 2, 2013. Comparable store sales for the 13 weeks ended November 1, 2014, including e-commerce sales, increased 6.3% compared with an increase of 4.9% in the prior-year quarter. Kirkland’s opened 10 stores and closed one store during the third quarter, bringing the total number of stores to 337 at quarter end.

Net sales for the 39 weeks ended November 1, 2014, increased 8% to $328.9 million compared with $304.5 million for the 39 weeks ended November 2, 2013. Comparable store sales, including e-commerce, for the 39 weeks ended November 1, 2014, increased 5.0% compared with an increase of 0.8% in the prior-year period.

The Company reported net income of $1.3 million, or $0.07 per diluted share, for the 13 weeks ended November 1, 2014, compared with net income of $1.0 million, or $0.06 per diluted share, for the 13 weeks ended November 2, 2013.

For the 39 weeks ended November 1, 2014, the Company reported net income of $2.3 million, or $0.13 per diluted share compared with net income of $2.2 million, or $0.13 per diluted share, for the 39 weeks ended November 2, 2013.

Robert Alderson, Kirkland’s Chief Executive Officer, said, “The Kirkland’s brand continues to resonate with customers looking to fill their home décor and seasonal needs. Traffic was positive in the quarter, merchandise margins built on last year’s gains and demand was strong across both our seasonal and core product categories. Overall, we are encouraged by the progress our team is making to leverage investments in supply chain, technology, marketing and real estate. We look forward to executing a strong finish to fiscal 2014.”

Stock Repurchase Plan
During the third quarter, the Company repurchased 159,000 shares of common stock for a total expenditure of $2.7 million, or an average price of $16.95 per share. As of the end of the third quarter, the Company had 17.2 million shares outstanding and $26.1 million remaining under its current share repurchase authorization.

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KIRK Reports Third Quarter Fiscal 2014 Results

November 20, 2014

Updated Fiscal 2014 Outlook

Earnings:
Based on the Company’s strong sales and earnings
performance to date in fiscal 2014, the Company has
revised its full year earnings range to $0.90 to $0.97 per
diluted share from its previous range of $0.87 to $0.97.
This full year guidance implies an earnings expectation in
the range of $0.77 to $0.84 per diluted share for the 13
weeks ending January 31, 2015 (the “fourth quarter”) based
on an effective tax rate of 39%.

Store Growth:	For the fourth quarter, the Company expects to open 11 stores and close four stores. For Fiscal 2014, this represents 34 new store openings and 14 closings, a square footage increase of 7%.
Sales:
The Company expects total sales for the fourth quarter to
range between $172 and $175 million. This implies a
comparable store sales increase of 5% to 6%. Total sales
for fiscal 2014 are expected to range between $501 million
and $504 million. This level of sales performance would
imply a comparable store sales increase of approximately
4.5% to 5.5% for fiscal 2014.

Margin & Expenses:
The fourth quarter earnings forecast implies slight
year-over-year improvement in merchandise and gross profit
margins. Operating expenses are expected to increase on a
dollar basis due to the increase in stores and incremental
investments in corporate headcount to support the
Company’s growth initiatives. These operating expenses are
expected to be flat to slightly down as a percentage of
sales for the fourth quarter. For the full year, the
Company anticipates operating margin to be slightly up.

Cash Flow:
Capital expenditures in fiscal 2014 are estimated to range
between $31 million and $33 million. Based on the above
assumptions, the Company expects to generate positive cash
flow in fiscal 2014, excluding potential share
repurchases.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call on November 20, 2014, at 11:00 a.m. Eastern time. The number to call for the interactive teleconference is (212) 231-2918. A replay of the conference call will be available through Wednesday, November 26, 2014, by dialing (402) 977-9140 and entering the confirmation number, 21706375.

A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=100920 on November 20, 2014, beginning at 11:00 a.m. Eastern time. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 341 stores in 35 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

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KIRK Reports Third Quarter Fiscal 2014 Results

November 20, 2014

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 17, 2014. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Third Quarter Fiscal 2014 Results

November 20, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In thousands, except per share data)

	13-Week	13-Week
	Period Ended	Period Ended
	November 1,	November 2,
	2014	2013
Net sales	$117,198	$106,134
Cost of sales	71,446	64,999

Gross profit	45,752	41,135

Operating expenses:
Operating expenses	39,111	35,392
Depreciation	4,670	4,049

Operating income	1,971	1,694

Other expense, net	1	12

Income before income taxes	1,970	1,682
Income tax expense	710	674

Net income	$1,260	$1,008

Earnings per share:
Basic	$0.07	$0.06

Diluted	$0.07	$0.06

Shares used to calculate earnings per share:
Basic	17,258	17,269

Diluted	17,734	17,763

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KIRK Reports Third Quarter Fiscal 2014 Results

November 20, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In thousands, except per share data)

	39-Week	39-Week
	Period Ended	Period Ended
	November 1,	November 2,
	2014	2013
Net sales	$328,938	$304,490
Cost of sales	202,711	188,306

Gross profit	126,227	116,184

Operating expenses:
Operating expenses	109,367	100,938
Depreciation	13,401	11,790

Operating income	3,459	3,456

Other (income) expense, net	(171)	37

Income before income taxes	3,630	3,419
Income tax expense	1,370	1,215

Net income	$2,260	$2,204

Earnings per share:
Basic	$0.13	$0.13

Diluted	$0.13	$0.13

Shares used to calculate earnings per share:
Basic	17,300	17,176

Diluted	17,799	17,611

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KIRK Reports Third Quarter Fiscal 2014 Results

November 20, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	November 1,	February 1,	November 2,
	2014	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$56,642	$89,050	$54,634
Inventories, net	77,456	52,637	68,833
Deferred income taxes	2,969	2,777	1,687
Other current assets	12,549	8,817	12,480

Total current assets	149,616	153,281	137,634

Property and equipment, net	90,683	80,329	79,664
Other assets	2,125	1,838	1,823

Total assets	$242,424	$235,448	$219,121

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,049	$23,102	$24,751
Income taxes payable	—	5,875	—
Other current liabilities	25,296	23,670	23,886

Total current liabilities	57,345	52,647	48,637

Non-current deferred income taxes	3,116	3,337	2,966
Deferred rent and other long-term liabilities	46,305	44,235	44,312

Total liabilities	106,766	100,219	95,915

Net shareholders’ equity	135,658	135,229	123,206

Total liabilities and shareholders’ equity	$242,424	$235,448	$219,121

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KIRK Reports Third Quarter Fiscal 2014 Results

November 20, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	39-Week	39-Week
	Period Ended	Period Ended
	November 1, 2014	November 2, 2013
Net cash provided by (used in):
Operating activities	$(4,473)	$(1,114)
Investing activities	(24,049)	(13,064)
Financing activities	(3,886)	1,015

Cash and cash equivalents:
Net decrease	(32,408)	(13,163)
Beginning of the period	89,050	67,797

End of the period	$56,642	$54,634

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